Exhibit 99.1

CBAK Energy Announces the Closing of $49.2 Million Registered Direct Offering

DALIAN, China, December 11, 2020 -- CBAK Energy Technology, Inc.  (“CBAK Energy”, or the “Company”, NASDAQ: CBAT), a leading lithium-ion battery manufacturer and electric energy solution provider, today announced that it closed the registered direct offering of approximately $49.2 million of common stock at a price of $5.18 per share on December 10, 2020, as previously announced on December 8, 2020. The Company issued a total of 9,489,800 shares of common stock to the institutional investors. As part of the transaction, the Company also issued to the investors warrants (“Warrants”) for the purchase of up to 3,795,920 shares of common stock at an exercise price of $6.46 per share, which Warrants have a term of 36 months from the date of issuance. The net proceeds from this offering will be used for general corporate and working capital purposes, including the repayment of some outstanding debts.

 FT Global Capital, Inc. acted as the exclusive placement agent and The Benchmark Company, LLC acted as co-agent for the transaction.

Bevilacqua PLLC acted as counsel to the Company and Schiff Hardin LLP acted as counsel to the placement agent in connection with the offering. PacGate Law Group provided due diligence services to the placement agent in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. All offers were made only by means of a prospectus, including a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. The shelf registration statement (SEC Filing No. 333-250893) relating to the offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2020. A prospectus supplement related to the offering was filed with the SEC on December 9, 2020 and is available at www.sec.gov.

For further details of this transaction, please see the Current Report on Form 8-K filed with the SEC on December 9, 2020 which may be viewed at www.sec.gov.

About CBAK Energy Technology, Inc.

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise engaged in the R&D, manufacture, and sales of high power lithium batteries. The application of its products and solutions covers such areas as electric vehicles, light electric vehicles, electric tools, transportation and energy storage. As the first lithium battery company in China listed in NASDAQ in 2006, CBAK Energy possesses China’s first production base specially engaged in power battery, and has multiple operating subsidiaries in both Dalian and Nanjing and a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

For More Information:

CBAK Energy Technology, Inc.

Ms. Yuna Pei

Phone: +86-0411-39185900

Email: IR@cbak.com.cn